Exhibit 6 (viii) under Form N-1A
                                            Exhibit 1 under Item 601/Reg. S-K



                                    Exhibit L
                                     to the
                             Distributor's Contract

                                   STAR FUNDS

                               Star Treasury Fund
                                  Trust Shares



         In consideration of the mutual covenants set forth in the Distributor's Contract dated November 15, 1990 between Star Funds and Federated Securities Corp., Star Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Class of Shares thereof, first set forth in this Exhibit.

         Witness the due execution hereof this 1st day of December, 1996.


ATTEST:                                     STAR FUNDS



 /s/ C. Grant Anderson                            By: /s/ William H. Zimmer III
C. Grant Anderson                                     William H. Zimmer III
Secretary                                             Trustee

(SEAL)


ATTEST:                                     FEDERATED SECURITIES CORP.



/s/ Byron F. Bowman                                  By: /s/ David M. Taylor
Byron F. Bowman                                         David M. Taylor
Secretary                                               Executive Vice President
(SEAL)